Exhibit 10.4

OMNIBUS AMENDMENT TO EXECUTIVE EMPLOYMENT LETTER AGREEMENTS

This Omnibus Amendment (this “Amendment”), dated as of July 31, 2025, is made by and among Firefly Aerospace Inc., a Delaware corporation (the “Company”), and each of the signatories below under the heading “Executives” (collectively, the “Executives”).

RECITALS

WHEREAS: The Company and the Executives entered into letter agreements governing the terms of their employment with the Company (each letter agreement with an Executive, an “Executive Agreement”, and all of the letter agreements, collectively, the “Executive Agreements”).

WHEREAS: The current Executive Agreements provide that the vested stock options (including those that accelerate and vest upon the occurrence of a Liquidity Event (as such term is defined in the Executive Agreements)) (the “Options”) must be exercised (with the Executives paying the exercise price in cash) in connection with the Liquidity Event, otherwise they will be deemed exercised using the Net Exercise method (as defined in the Amended and Restated Firefly Aerospace Inc. 2017 Stock Plan, and any successor plan thereto (the “Plan”)) in connection with the Liquidity Event.

WHEREAS: The Company and the Executives wish to amend the Executive Agreements to clarify that, upon the occurrence of a Liquidity Event, the Options, to the extent not exercised by the Executives for cash, will not be automatically exercised using the Net Exercise method and may instead continue to be held by the Executives, unexercised, in accordance with the other terms and conditions of the Executive Agreements, Plan and the applicable Stock Option Agreement pursuant to which each Option was granted to the Executives.

WHEREAS: The Company and each of the Executives have agreed to amend the Executive Agreements as set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Amendment. The second bulleted paragraph under the section entitled “Stock Options” of each Executive Agreement is hereby amended and replaced in its entirety as follows:

“Upon the occurrence of a Liquidity Event while you are employed by the Company or any of its Affiliates, any option grants held by you that vest based solely on the passage of time will accelerate in their entirety and immediately become fully vested and exercisable on the effective date of such Liquidity Event, provided that the shares issued upon the exercise of such accelerated portions of the grants

(such shares, the “Restricted Shares”) shall be subject to the below clawback provision. You will have the right, but are not required, to Net-Exercise (as defined in the applicable Stock Option Agreement) any portion of your vested options and, in connection with such exercise of the vested shares (or portion thereof), elect to have the Company withhold a number of whole shares otherwise issuable in satisfaction of any income or payroll taxes due upon the exercise of such vested options (or portion thereof). Any Restricted Shares shall be subject to clawback/forfeiture over the twelve-month period following the Liquidity Event as follows: the clawback/forfeiture shall lapse with respect to 50% of the Restricted Shares on the six-month anniversary of the Liquidity Event, the clawback/forfeiture shall lapse with respect to another 25% of the Restricted Shares on the nine-month anniversary of the Liquidity Event, and the clawback/forfeiture shall lapse with respect to the remaining 25% of the Restricted Shares in equal monthly amounts (8.34% per month) at the end of each of the ten, eleven and twelve month anniversaries of the Liquidity Event. For purposes of this Agreement, “Liquidity Event” shall mean a (i) Change of Control (as defined in the Firefly Equity Incentive Plan), or (ii) an initial public offering (including via a merger with a special purpose acquisition company or similar. For the avoidance of doubt, the option grants covering the Restricted Shares shall be subject to the same clawback/forfeiture provisions applicable to the underlying Restricted Shares.”

2.
Miscellaneous.
(a)
Except as expressly set forth in this Amendment, the terms and conditions of the Executive Agreements shall remain in all respects unmodified, and in full force and effect. All references to any Executive Agreement shall be to the applicable Executive Agreement as amended by this Amendment.
(b)
Complete Agreement. The Executive Agreements, as amended by this Amendment, and any agreements and documents referred to in the Executive Agreements contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.
(c)
References to the Agreements. This Amendment is intended to supplement and be construed together with the Executive Agreements and, upon the effectiveness of this Amendment, each reference in each of the Executive Agreements to “this Agreement”, “hereunder”, “hereof”, “herein”, “herewith” or words of similar import shall mean and be a reference to the applicable Executive Agreement as amended hereby.
(d)
This Amendment will be governed by the laws of Texas, without regard to its conflict of laws provisions.

[Signature Pages Follow]

[Signature Page to Omnibus Amendment]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date first written above.

COMPANY:

FIREFLY AEROSPACE INC.

By: /s/ Jason Kim

Name: Jason Kim

Title: President & Chief Executive Officer

By: /s/ David Wheeler

Name: David Wheeler

Title: Senior Vice President, General Counsel and Secretary

EXECUTIVES:

By: /s/ Jason Kim

Name: Jason Kim

By: /s/ Darren Ma

Name: Darren Ma